Exhibit 10.19


                              AMENDED AND RESTATED
                              --------------------
                                    AGREEMENT
                                    ---------



















          This Amended and Restated Agreement (this "Agreement") is entered into as of March 1, 1996, by and between Saks & Company ("Employer") and Philip B.

Miller ("Employee").


          WHEREAS, Employer and Employee are party to a certain Employment

Agreement, dated as of August 6, 1990 (the "Old Employment Agreement"); and


          WHEREAS, Employer and Employee desire to amend certain provisions of the Old Employment Agreement;


          NOW, THEREFORE, the parties hereto, intending to be legally bound,

hereby agree that, effective as of March 1, 1996, the terms and provisions of the Old Employment Agreement be and they hereby are amended and restated in their entirety as set forth below:


          1.   Position.  Employee shall serve under this Agreement as Chairman
               --------

of the Board of Directors of Employer (the "Board") and as Chief Executive

Officer of Employer.  Employee shall devote his best efforts and all of his business time and attention to the performance of his duties.  Employee's duties hereunder may be changed from time to time hereafter but only in a manner consistent with Employee's position with Employer and reputation in the retailing industry.  Employment shall be principally at Employer's offices in

New York City, except for business travel.























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          2.   Compensation.  For services performed, Employer agrees to pay and
               ------------

Employee agrees to accept, the following terms of compensation:


               A.   Salary.  A salary, payable semi-monthly, at the annual rate
                    ------

of $1,200,000.  Employee's salary hereunder shall be subject to annual review by the Board, provided that the level of such salary shall not be subject to reduction and shall be increased annually by a minimum percentage amount equal to the percentage increase (if any) in the "CPI" during the calendar year immediately preceding such fiscal year.  As used in this paragraph, "CPI" means the Consumer Price Index-All Urban Consumers, All Items (CPI-U), New York City

(Base Year 1982-1984=100), as published by the United States Bureau of Labor

Statistics.  If the CPI is discontinued or revised, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would have been obtained if the CPI had not been discontinued or revised.


               B.   Personal Expense Allowance.  A personal expense allowance,
                    --------------------------

payable annually, at the rate of not less than $40,000 per year throughout the term of this Agreement.


               C.   Bonuses. Employer agrees to adopt bonus arrangements
                    -------

applicable to Employee which in the good faith judgment of the Board are fair and reasonable in the context of then-relevant factors, including without limitation the financial condition of Employer, its recent operating performance, its





























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prospects, the performance and responsibilities of Employee, and competitive conditions in the retailing industry.


          3.   Supplemental Items. Employer agrees to provide the following
               ------------------

supplemental items:


               A.   Benefit Plans.  Employee shall be entitled to participate in
                    -------------

all of Employers benefit plans applicable to, and to the same extent as,

Employer's highest ranking executives, including incentive and option plans, if any, according to the terms of those plans, provided that Employee's right to participate in such plans shall not affect Employers right to amend or terminate the general applicability of such plans.


               B.   Medical Dental and Vision Care.  Reimbursement by Employer
                    ------------------------------

(through insurance or otherwise) for the full amount of any medical, dental and vision-care expenses incurred by Employee and his spouse and dependent children during the term of this Agreement.


               C.   Life Insurance.  Full participation in any life insurance
                    --------------

plan or plans of Employer.  Employer shall provide life insurance coverage

(through such plan or otherwise), in an amount at least equal to twice annual

Salary under Paragraph 3.A. above, and Employee may purchase at his own expense additional coverage in an amount equal to annual Salary under Paragraph 3.A.

above.


               D.   Pension.  Employee shall be entitled to participate in all
                    -------

of Employer's pension and deferred benefits plans applicable to, and to the same extent as, Employer's

























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highest ranking executives according to the terms of those plans, provided that

Employee's right to participate in such plans shall not affect Employer's right to amend or terminate the general applicability of such plans.  Employee's

"Credited Service" for purposes of calculating Employee's entitlement to supplemental pension benefits will be equal to the sum of (A) one month of

Credited Service for each actual month of employment by Employer commencing on

August 6, 1990, plus (B) notional service equal to thirteen (13) years of

Credited Service.


          4.   Taxes.  Federal, state and local income taxes shall be withheld
               -----

on all cash and in-kind payments made by Employer to Employee in accordance with applicable tax laws and regulations.


          5.   Termination. The provisions of this Paragraph 5 shall apply upon
               -----------

termination of Employee's employment hereunder.  The phrase "Standard

Termination Amounts" shall mean, as of the date of termination of Employee's employment hereunder, pro-rated as appropriate, the following: earned but unpaid salary, bonus and deferred compensation; unpaid personal expense allowance;

unreimbursed medical, dental and vision care expenses; unpaid or unreimbursed benefits under other applicable benefit plans; life insurance benefits; and non-

forfeitable benefits under Employers Pension Plans.


          A.   Death.  In the event of Employee's death, all provisions of this
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Agreement shall terminate, except any survivor(s) benefits subject to the provisions of Paragraph 3.D.





























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




above and the right of his beneficiaries to receive the Standard Termination

Amounts.


          B.   Disability. In the event of Employee's failure to render services
               ----------

to Employer for a continuous period of six months on account of physical or mental disability, Employer may terminate this Agreement.  However, this will not affect Employee's right or the right of Employee's beneficiaries to receive any (i) disability benefits set forth in this Paragraph; and (ii) Standard

Termination Amounts.  In the event this Agreement is terminated by Employer on account of Employee's disability, Employee shall receive disability benefits in accordance with the terms of the Employers long-term disability plan.  The disability payments to be made hereunder shall not be reduced by the amount of supplement pension payments to which Employee shall-be entitled hereunder.


          C.   Retirement.  In the event of Employee's retirement at Employer's
               ----------

normal retirement age, which is age 65, or earlier retirement with the consent of the Board, all provisions of this Agreement shall terminate except for

Paragraphs 3.D, 6, 7, 8, 9 and 10.  However, this will not affect Employee's right or the right of Employee's beneficiaries to receive any Standard

Termination Amounts.


          D.   By Employer. In the event Employer terminates Employee's
               -----------

employment for any reason other than for death, disability, retirement or cause,

all provisions of this Agreement shall terminate, except the provisions of

Paragraph 7 hereof and Employee's right or the right of his beneficiaries to receive any



























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




Standard Termination Amounts.  In addition, Employer shall, in such event, pay to Employee, within thirty (30) days of the date of such termination, an amount in cash equal to three times Employee's annual base salary as then in effect,

without deduction or offset except as provided in paragraph 4 hereof.  If at any time during the term of this Agreement Employee shall not be a member of both the Board and the board of directors of Employer's parent corporation, Saks

Holdings, Inc., and each of their respective successors or assigns, Employee shall have the right, by written notice to Employer, to terminate his services hereunder, and such termination shall be deemed a termination by Employer pursuant to this Paragraph 5.D, provided that Employee shall no longer have the right to so terminate his services hereunder if prior to the delivery of such notice of termination, Employer shall cause Employee to be elected a director of the appropriate board(s) of directors.  If Employer shall breach any of its obligations to Employee hereunder and if such breach is not cured by Employer in all material respects within thirty (30) days after receipt by Employer of written notification thereof from Employee, and if within thirty (30) days of the expiration of the aforesaid thirty (30) day period Employee shall terminate his services hereunder by written notice to Employer, such termination shall be deemed a termination by Employer pursuant to this Section 5.D.


          E.   By Employee, or by Employer for Cause.  In the event that
               -------------------------------------

Employee voluntarily terminates employment (which shall include retirement by

Employee prior to age 65 without the consent of the Board) or if Employer terminates Employee's





























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




employment for cause, all provisions of this Agreement shall terminate, except

Employee's right, or the right of his beneficiaries, to receive any Standard

Termination Amounts, and except that in the event of voluntary termination the provisions of Paragraph 7 shall remain in effect.  Termination by Employer for

"cause" shall mean termination by action of the Employer because of serious,

willful misconduct by Employee as, for example, the commission by Employee of a felony arising from specific conduct of Employee which reasonably relates to his qualification or ability (personal or professional) to perform his duties hereunder or a perpetration by Employee of a common law fraud against Employer.

In the event of a termination under this Paragraph 5.E., Employer shall promptly give Employee a written notice specifying the grounds for Employer's determination of misconduct.


          F.   Continuation of Medical Coverage.  In the event of the
               --------------------------------

termination of Employee's employment pursuant to Paragraph 5.A, 5.B or 5.C,

Employee and his spouse shall have the right, upon delivery of written notice to

Employer by Employee or his spouse or representative within forty-five (45) days of such termination, to continue to receive for his life and that of his spouse,

at Employee's cost or the cost of his spouse, the benefits provided under the health care plan of the Employer then in effect, which benefits may but need not be provided under said plan or plans.  Employee's cost or the cost of his spouse shall be determined at least annually in accordance with the formulae for

"applicable premium" set forth in Section 4980B(f)(4) of the Internal Revenue

Code of 1986, as amended (the "I.R.C."),





























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provided, however, that, except as required by law during the COBRA continuation period, no other provision of Section 4980B shall apply to the health care continuation provided for herein. If changes in law cause the foregoing arrangement for Employee's and his spouse's health benefits to negatively affect any tax aspect of such benefits or plan with respect to the Employer, other employees or the Employer's plan or trust, then the foregoing arrangement shall no longer be in effect, and Employer shall design and implement an arrangement for providing equivalent health benefits for Employee and his spouse which will not have such negative effect described above.


          6.   Confidential Information.  Employee agrees that he will not
               ------------------------

disclose, and Employer may enjoin Employee from disclosing, any confidential information concerning Employer to any competing business, and that nothing herein shall preclude Employer from enjoining or attempting to enjoin any such competing business from receiving any confidential information from Employee.

For purposes of the foregoing, "confidential information" does not include information which (i) is or becomes generally available to the public other than as a result of disclosure by Employee or (ii) is or becomes available to the competing business from a source other than Employee which source, to Employee's best knowledge, did not violate any contractual or common law obligation to

Employer by making available such information.


          7.   Excess Parachute Parent Indemnification.  If any payment, right
               ---------------------------------------

or benefit provided for herein or in connection with Employee's providing services to Employer is treated as an




























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"excess parachute payment" as such term is defined in Section 280G(b) of the

I.R.C., Employer shall indemnify, hold harmless and make whole, on an after-tax basis, Employee for any adverse federal tax consequences, including but not limited to providing to Employee on an after-tax basis the amount necessary to pay any tax imposed by I.R.C. S 4999; provided, however, that in determining whether any adverse federal tax consequences have occurred, the denial of a tax deduction to the Employer with respect to the amount of a payment made to or other benefit conferred on Employee shall not be treated as giving rise to an adverse federal tax consequence with respect to Employee.  The Employer shall use its reasonable efforts to insure that any payments, rights or benefits provided for herein or in connection with Employees providing services to

Employer are not treated as excess parachute payments, including, but not limited to, seeking shareholder approval of the amount of such any payment,

right or benefit as provided for in I.R.C. Sec. 280G(b)(5)(B).


          8.   Construction and Amendment.  This Agreement contains all of the
               --------------------------

material terms and conditions governing Employers continuing employment of

Employee, and shall supersede all prior agreements between Employer and

Employee.  No amendment of the terms and conditions of this Agreement shall be effective unless agreed to in writing by Employer and Employee.  This Agreement shall be construed in accordance with and governed by the laws of the State of

New York, applicable to agreements made and to be enforced in that state.


          9.   Binding Effect.  This Agreement shall be binding upon and inure
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to the benefit of Employer, its successors




























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




and assigns, and Employee, his heirs, executors, administrators, and legal representatives Employee's rights and benefits under this Agreement are personal to him, and, except as otherwise provided herein, no such right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer without the prior written consent of Employer.


          10.  Notice.  Any notice or other communication required or permitted
               ------

under this Agreement shall be in writing and shall be delivered by hand or sent prepaid telex, cable or telecopy, or sent postage prepaid by registered,

certified or express mail or sent by reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or telecopied,

or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), to the addresses indicated below or to such other address as the addressee shall have theretofore furnished in writing to the other party:


          If to Employer:     Saks & Company
                              12 East 49th Street
                              New York, New York 10017

                              Attn:  Chairman of the Board

          with a copy to:     Gibson, Dunn & Crutcher
                              200 Park Avenue
                              New York, New York 10166

                              Attn:  Charles K. Marquis

          If to Employee:     Saks & Company
                              12 East 49th Street
                              New York, New York 10017

                              Attn:  Mr. Philip B. Miller




























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          with a copy to:     _________________
                              _________________
                              _________________
                              Attn:

          IN WITNESS WHEREOF, Employer and Employee have signed this Agreement.


                              SAKS & COMPANY





                              By:  /s/ [ILLEGIBLE]
                                   __________________
                                   Title:

Agreed to and Accepted:


/s/ Philip B. Miller
_______________________
Philip B. Miller

Date:


















































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